Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Long-Term Incentive Plan of Hess Midstream LP of our report dated October 4, 2019, with respect to the consolidated financial statements of Hess Infrastructure Partners LP included in Hess Midstream LP’s Current Report on Form 8-K dated December 17, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

December 20, 2019